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                                                                    EXHIBIT 99.1

                               ORTHALLIANCE, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                     ON ______________________________, 2001

         The undersigned hereby appoints W. Dennis Summers and Paul H. Hayase and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Class A common stock and Class B common stock of OrthAlliance, Inc. ("OrthAlliance") which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held on ______________, 2001, at _______ __.m., (______________ time), at ______________________________________, or at any adjournment thereof, upon the matters described in the accompanying Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED
BELOW.

                  1. To approve and adopt the Agreement and Plan of Merger, dated as of May 16, 2001, by and among Orthodontic Centers of America, Inc., OCA Acquisition Corporation, and OrthAlliance, Inc., which provides for the merger of OCA Acquisition Corporation, a wholly-owned subsidiary of Orthodontic Centers of America, with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of Orthodontic Centers of America as described in the Proxy Statement/Prospectus dated ______ ____, 2001:


                           [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

                 (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)